MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
                All amounts in US dollars unless otherwise noted

Payment Date                            15th of each month
Convention                              Modified Following Business Day
Current Payment Date                    17-Apr-00
Current Calculation Date                11-Apr-00
Previous Payment Date                   15-Mar-00
Previous Calculation Date               09-Mar-00
--------------------------------------------------------------------------------

1. Account Activity Summary between Calculation Dates

                                                Prior              Deposits          Withdrawals          Balance on
                                               Balance                                                   Calculation Date
                                              09-Mar-00                                                    11-Apr-00
---------------------------------------------------------------------------------------------------------------------------
Expense Account                                  4,925,410.63       1,329,091.65       (4,607,718.26)         1,646,784.02
Collection Account                              11,839,964.39      26,280,531.17      (11,839,964.40)        26,280,531.16
Aircraft Purchase Account                                   -      19,949,268.44                   -         19,949,268.44
Liquidity Reserve cash balance                  25,000,000.00      13,689,203.00                   -         38,689,203.00
---------------------------------------------------------------------------------------------------------------------------
Total                                           41,765,375.02      61,248,094.26      (16,447,682.66)        86,565,786.62
---------------------------------------------------------------------------------------------------------------------------

2. Analysis of Expenses Account Activity

---------------------------------------------------------------------------------------------------------------------------
Opening Balance on Previous Calculation Date                                                                  4,925,410.63
Transfer from Collection Account on previous Payment Date                                                     1,305,625.34
Permitted Aircraft Accrual
Interim Transfer from Collection Account
Interest Income                                                                                                  23,466.31
Balance on current Calculation Date
 - Payments on previous payment date                                                                           (502,951.75)
 - Interim payments                                                                                          (4,104,766.51)
 - other
---------------------------------------------------------------------------------------------------------------------------
Balance on current Calculation Date                                                                           1,646,784.02
---------------------------------------------------------------------------------------------------------------------------

3. Analysis of Collection Account Activity
---------------------------------------------------------------------------------------------------------------------------
Opening Balance on Previous Calculation Date                                                                 11,839,964.39
Collections during period
 - lease rentals                                                                                             24,210,126.25
 - maintenance reserves                                                                                       1,913,504.40
 - other leasing income                                                                                         202,268.00
 - interest income                                                                                              224,049.02
 - lease rental received in error                                                                              (269,416.50)
 - interim transfer to Expense A/C
Transfers from Aircraft Purchase Account                                                                                 -
Drawings under Credit or Liquidity Enhancement Facilities                                                                -
Repayment of Drawings under Credit or Liquidity Enhancement Facilities                                                   -
Transfer to Expense Account on previous Payment Date
 - Required Expense Amount                                                                                   (1,305,625.34)
 - Permitted Aircraft Modifications
Net Swap payments on previous Payment Date                                                                     (378,805.56)
Aggregate Note Payments on previous Payment Date                                                            (10,155,533.50)
Interim Transfer to Expense Account
---------------------------------------------------------------------------------------------------------------------------
Balance on current Calculation Date                                                                          26,280,531.16
---------------------------------------------------------------------------------------------------------------------------

Analysis of Liquidity Reserve Amount
First Collection Account Reserve                                                                             30,000,000.00
Cash Held
 - Accrued Expenses                                                                     1,646,784.02
 - Security Deposits                                                                    8,689,203.00         10,335,987.02
Morgan Stanley Facility                                                                                      30,000,000.00
ILFC Facility
   - Letter of Credit                                                                  20,000,000.00
   -Security Deposits                                                                  30,404,539.00         50,404,539.00
                                                                                                     ----------------------
Liquidity Reserve Amount                                                                                    120,740,526.02
                                                                                                     ----------------------
Minimum Liquidity Reserve Amount                                                                             30,000,000.00

                        MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
               All amounts in US dollars unless otherwise stated

Current Payment Date                                17-Apr-00
Current Calculation Date                            11-Apr-00
Previous Payment Date                               15-Mar-00
Previous Calculation Date                           09-Mar-00
------------------------------------------------------------------------

Balance in Collection Account                                                                 26,280,531.16
Liquidity Reserve Amount                                                                     120,740,526.02
                                                                                   -------------------------
Available Collections                                                                        147,021,057.18
                                                                                   =========================

3. Analysis of Collection Account Activity (Continued)
--------------------------------------------------------------------------------
Analysis of Current Payment Date Distributions

(I)               Required Expense Amount                                                      1,800,000.00
(II) a)           Class A Interest but excluding Step-up                                       8,390,815.00
     b)           Swap Payments other than subordinated swap payments                            567,656.25
(iii a)           Repayment of Primary Eligible Credit Facilities                                         -
     b)           First Collection Account top-up (Minimum liquidity reserve $30 m)           30,000,000.00
(iv)              Class A Minimum principal payment                                            4,848,950.89
(v)               Class B Interest                                                             1,032,142.00
(vi)              Class B Minimum principal payment                                              523,884.60
(vii)             Class C Interest                                                             1,014,291.64
(viii)            Class C Minimum principal payment                                                       -
(ix)              Class D Interest                                                               797,500.00
(x)               Class D Minimum principal payment                                                       -
(xi)  a)          Secondary Eligible Credit Facilities (ILFC and Morgan Stanley Facilities                -
      b)          Second collection account top-up                                            90,740,526.02
(xii)             Class A Scheduled principal                                                    139,983.59
(xiii)            Class B Scheduled principal                                                     49,255.72
(xiv)             Class C Scheduled principal                                                     46,807.00
(xv)              Class D Scheduled principal                                                             -
(xvi)             Permitted accruals for Modifications
(xvii)            Step-up interest                                                                        -
(xviii)           Beneficial interest                                                                     -
(xix)             Class A Supplemental principal                                               7,069,244.47
(xx)              Class B Supplemental principal                                                          -
(xxi)             Class D Redemption Price                                                                -
(xxii)            Class C Redemption Price                                                                -
(xxiii)           Class B Redemption Price                                                                -
(xxiv)            Class A Redemption Price                                                                -
(xxv)             Subordinated Swap payments                                                              -
(xxvi)            all remaining amounts to holders of Beneficial interests
                  Total Payments with respect to Payment Date                                147,021,057.18
                  less collection Account Top Ups (iii) (b) and (xi) (b) above               120,740,526.02
                                                                                   -------------------------
                                                                                              26,280,531.16
                                                                                   =========================

                        MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
               All amounts in US dollars unless otherwise stated

Current Payment Date                                  17-Apr-00
Current Calculation Date                              11-Apr-00
Previous Payment Date                                 15-Mar-00
Previous Calculation Date                             09-Mar-00

4. Payments on the Notes by Subclass

------------------------------------------------------------------------------------------------------------------------------------
                                           Subclass          Subclass            Subclass            Subclass              Total
Floating Rate Notes                           A-2               A-3                A-4                  A-5               Class A
------------------------------------------------------------------------------------------------------------------------------------
Applicable LIBOR                                6.00375%          6.00375%          6.00375%          6.00375%
Applicable Margin                                0.3500%           0.5200%           0.5400%           0.5800%
Applicable Interest Rate                        6.35375%          6.52375%          6.54375%          6.58375%
Day Count                                        Act/360           Act/360           Act/360           Act/360
Actual Number of Days                                 33                33                33                33
Interest Amount Payable                     1,308,625.42      3,468,460.42      1,199,687.50      2,414,041.67
Step-up Interest Amount Payable                NA                NA              NA                 NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total Interest Paid                         1,308,625.42      3,468,460.42      1,199,687.50      2,414,041.67         8,390,815.00
------------------------------------------------------------------------------------------------------------------------------------

Expected Final Payment Date                    15-Sep-05         15-Mar-02         15-Mar-03         15-Jun-08
Excess Amortisation Date                       15-Apr-98         15-Mar-02         15-Mar-03         15-Apr-00
------------------------------------------------------------------------------------------------------------------------------------
Original Balance                          340,000,000.00    580,000,000.00    200,000,000.00    400,000,000.00
Opening Outstanding Principal Balance     224,684,850.47    580,000,000.00    200,000,000.00    400,000,000.00     1,404,684,850.47
------------------------------------------------------------------------------------------------------------------------------------
Extended Pool Factors                             81.92%           100.00%           100.00%           100.00%
Pool Factors                                      73.31%           100.00%           100.00%            97.77%
------------------------------------------------------------------------------------------------------------------------------------
Extension Amount                                       -                 -                 -                 -
Pool Factor Amount                                     -                 -                 -      8,920,000.00
Surplus Amortisation                        1,145,082.04                 -                 -      1,993,096.92
------------------------------------------------------------------------------------------------------------------------------------
Total Principal Distribution Amount         1,145,082.04                 -                 -     10,913,096.92        12,058,178.95
------------------------------------------------------------------------------------------------------------------------------------
Redemption Amount
- amount allocable to principal
- amount allocable to premium
------------------------------------------------------------------------------------------------------------------------------------
Closing Outstanding Principal Balance     223,539,768.43    580,000,000.00    200,000,000.00    389,086,903.08     1,392,626,671.52
------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                          Subclass          Subclass             Total
Floating Rate Notes                          B-1               B-2              Class B
-----------------------------------------------------------------------------------------------
Applicable LIBOR                               6.00375%          6.00375%
Applicable Margin                               0.6500%           1.0500%
Applicable Interest Rate                       6.65375%          7.05375%
Day Count                                       Act/360           Act/360
Actual Number of Days                                33                33
Interest Amount Payable                      547,196.69        484,945.31
Step-up Interest Amount Payable               NA                NA
-----------------------------------------------------------------------------------------------
Total Interest Paid                          547,196.69        484,945.31         1,032,142.00
-----------------------------------------------------------------------------------------------

Expected Final Payment Date                   15-Mar-13         15-Mar-07
Excess Amortisation Date                      15-Apr-98         15-Mar-07
-----------------------------------------------------------------------------------------------
Original Balance                         100,000,000.00     75,000,000.00
Opening Outstanding Principal Balance     89,715,098.79     75,000,000.00       164,715,098.79
-----------------------------------------------------------------------------------------------
Extended Pool Factors                            95.75%           100.00%
Pool Factors                                     91.78%           100.00%
-----------------------------------------------------------------------------------------------
Extension Amount                                      -                 -
Pool Factor Amount                                    -                 -
Surplus Amortisation                         573,140.32                 -
-----------------------------------------------------------------------------------------------
Total Principal Distribution Amount          573,140.32                 -           573,140.32
-----------------------------------------------------------------------------------------------
Redemption Amount
- amount allocable to principal
- amount allocable to premium
-----------------------------------------------------------------------------------------------
Closing Outstanding Principal Balance     89,141,958.47     75,000,000.00       164,141,958.47
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------               ---------------------
                                          Subclass          Subclass              Total                             Subclass
Fixed Rate Notes                             C-1               C-2               Class C                               D-1
-----------------------------------------------------------------------------------------------               ---------------------
Applicable Interest Rate                       6.90000%          9.60000%                                                 8.70000%
Day count                                      30 / 360          30 / 360                                                 30 / 360
Number of Days                                       30                30                                                       30
Interest Amount Payable                      574,291.64        440,000.00                                               797,500.00
-----------------------------------------------------------------------------------------------               ---------------------
Total Interest Paid                          574,291.64        440,000.00         1,014,291.64                          797,500.00
-----------------------------------------------------------------------------------------------               ---------------------
Expected Final Payment Date                   15-Mar-13         15-Oct-16                                                15-Mar-14
Excess Amortisation Date                      15-Mar-13         15-Oct-16                                                15-Mar-10
Original Balance                         100,000,000.00     55,000,000.00                                           110,000,000.00
Opening Outstanding Principal Balance     99,876,807.00     55,000,000.00       154,876,807.00                      110,000,000.00
-----------------------------------------------------------------------------------------------               ---------------------
Extended Pool Factors                           100.00%           100.00%                                                  100.00%
expected Pool Factors                            99.83%           100.00%                                                  100.00%
-----------------------------------------------------------------------------------------------               ---------------------
Extended Amount                                       -                 -                                                        -
expected Pool Factor amount                   46,807.00                 -                                                        -
-----------------------------------------
Surplus Amortisation                                  -                 -
------------------------------
-----------------------------------------------------------------------------------------------               ---------------------
Total Principal Distribution Amount           46,807.00                 -            46,807.00                                   -
-----------------------------------------------------------------------------------------------               ---------------------
Redemption Amount                                     -                 -                                                        -
- amount allocable to principal                       -                 -                                                        -
- amount allocable to premium                         -                 -                                                        -
-----------------------------------------------------------------------------------------------               ---------------------
Closing Outstanding Principal Balance     99,830,000.00     55,000,000.00       154,830,000.00                      110,000,000.00
-----------------------------------------------------------------------------------------------               ---------------------

                        MORGAN STANLEY AIRCRAFT FINANCE
                             Report to Noteholders
                 Amounts in US Dollars unless otherwise stated

Current Payment Date                                17-Apr-00
Current Calculation Date                            11-Apr-00
Previous Payment Date                               15-Mar-00
Previous Calculation Date                           09-Mar-00
--------------------------------------------------------------------------------

5. Floating Rate Note information for next Interest Accral Period

Start of Interest Accrual Period                    17-Apr-00
End of Interest Accrual Period                      15-May-99
Reference Date                                      13-Apr-00

------------------------------------------------------------------------------------------------------------------------------------
                               A-2                A-3               A-4               A-5             B-1                B-2
------------------------------------------------------------------------------------------------------------------------------------
Applicable LIBOR            6.13000%          6.13000%           6.13000%        6.13000%         6.13000%            6.13000%
Applicable Margin            0.3500%           0.5200%            0.5400%         0.5800%          0.6500%             1.0500%
Applicable Interest Rate     6.4800%           6.6500%            6.6700%         6.7100%          6.7800%             7.1800%
Actual Pool Factor            65.75%           100.00%            100.00%          97.27%           89.14%             100.00%
------------------------------------------------------------------------------------------------------------------------------------

Fixed Rate Notes                   C-1                C-2               D-1

--------------------------------------------------------------------------------
Actual Pool Factor                 99.83%           100.00%            100.00%
--------------------------------------------------------------------------------


6. Payments per $ 100,000 Inital Outstanding Principal Balance of Notes

------------------------------------------------------------------------------------------------------------------------------------
(a) Floating Rate Notes                      A-2            A-3            A-4            A-5             B-1             B-2
------------------------------------------------------------------------------------------------------------------------------------
Opening Outstanding Principal Balance    66,083.78    100,000.00      100,000.00      100,000.00        89,715.10       100,000.00
Total Principal Payments                    336.79             -               -        2,728.27           573.14                -
Closing Outstanding Principal Balance    65,746.99    100,000.00      100,000.00       97,271.73        89,141.96       100,000.00

Total Interest                              384.89        598.01          599.84          603.51           547.20           646.59
Total Premium                              0.0000%       0.0000%         0.0000%         0.0000%          0.0000%          0.0000%

---------------------------------------------------------------------------------------
(b) Fixed Rate Notes                           C-1                C-2            D-1
---------------------------------------------------------------------------------------
Opening Outstanding Principal Balance       99,876.81        100,000.00      100,000.00
Total Principal Payments                        46.81                 -               -
Closing Outstanding Principal Balance       99,830.00        100,000.00      100,000.00

Total Interest                                 574.29            800.00          725.00
Total Premium                                       -                 -               -


Morgan Stanley Aircraft Finance

                                                       Performance to Date
                                                         2000 Base Case
                                                 March 15, 2000 - April 15, 2000


                                                   All dollar amounts in millions of     Dollar amounts expressed as a percentage
                                                   US Dollars unless otherwise stated          1998 Base Case Lease Rentals
-------------------------------------------------------------------------------------    ----------------------------------------
                                                       Actual    Basecase   Variance           Actual    Base Case     Variance
-------------------------------------------------------------------------------------    ----------------------------------------
                       CASH COLLECTIONS
 [1]                   Lease Rentals                   26.3       26.3            -           100.0%       100.0%        0.0%
 [2]                   - Renegotiated Leases                         -            -             0.0%         0.0%        0.0%
 [3]                   - Rental Resets                               -            -             0.0%         0.0%        0.0%
                                                     --------------------------------    ----------------------------------------
 [4]  Sum of [1]...[3] Contracted Lease Rentals        26.3       26.3            -           100.0%       100.0%        0.0%

 [5]                   Movement in Current
                       Arrears Balance                 (1.7)         -         (1.7)           -6.4%         0.0%       -6.4%

                       less Net Stress-related Costs

 [6]                   - Bad debts                        -          -            -             0.0%
 [7]                   - Security deposits drawn down     -                       -             0.0%
 [8]                   - Capitalised arrears              -                       -             0.0%
 [9]                   - AOG                           (0.4)                   (0.4)           -1.5%
[10]                   - Other Leasing Income          (0.0)                   (0.0)           -0.1%
[11]                   - Repossession                                                           0.0%
                                                     --------------------------------    ----------------------------------------
[12] Sum of [6]...[11] sub-total                       (0.4)      (1.2)        (0.4)           -1.5%        -4.5%       -1.5%

[13] [4]+[5]+[12]      Net Lease Rentals               24.2       25.1         (0.4)           92.1%        95.5%       -1.5%
                                                                                 -
[14]                   Interest Earned                  0.2        0.1          0.1             0.9%         0.5%        0.4%
[15]                   Net Maintenance                  1.8          -          1.8             7.0%         0.0%        7.0%
                                                     --------------------------------    ----------------------------------------
[16] Sum of [13]...[15] Total Cash Collections         26.3       25.3          1.5           100.0%        96.0%        5.8%
                                                                                  -
-------------------------------------------------------------------------------------    ----------------------------------------
                       CASH EXPENSES
                       Aircraft Operating Expenses
[17]                   - Insurance                     (0.2)                                   -0.8%
[18]                   - Re-leasing and other
                         overheads                     (0.1)                                   -0.4%
[19]  [17]+[18]        subtotal                        (0.3)      (0.2)        (0.1)           -1.1%        -0.8%       -0.3%

                       SG&A Expenses
[20]                   Aircraft Servicer Fees
                       - Base Fee                      (0.2)
                       - Rent Collected Fee            (0.3)
                       - Rent Contracted Fee           (0.2)
                       - Incentive Fee
                                                     --------------------------------    ----------------------------------------
[21]     [20]          sub-total                       (0.7)      (0.8)         0.1            -2.7%        -3.2%       0.5%
[22]                   Other Servicer Fees             (0.8)      (0.2)        (0.6)           -3.1%        -0.8%      -2.3%
                                                     --------------------------------    ----------------------------------------
[23]    [21]+[22]      subtotal                        (1.5)      (1.1)        (0.5)           -5.8%        -4.0%      -1.8%
                                                     --------------------------------    ----------------------------------------
[24]    [19]+[22]      Total Cash Expenses             (1.8)    (1.262)        (0.6)           -6.9%        -4.8%      -2.1%
-------------------------------------------------------------------------------------    ----------------------------------------
                       NET CASH COLLECTIONS
[25]     [16]          Total Cash Collections          26.3       25.3          1.0           100.0%         96.0%      4.0%
[26]     [24]          Total Cash Expenses             (1.8)      (1.3)        (0.6)           -6.9%         -4.8%     -2.1%
[27]                   Interest Payments              (11.3)     (10.6)        (0.7)          -43.0%        -40.4%     -2.6%
[28]                   Swap Payments                   (0.6)      (0.8)         0.2            -1.8%         -2.6%      0.8%
[29]                   Exceptional Item                                           -
                                                     --------------------------------    ----------------------------------------
[30] Sum of [25]...[29] TOTAL                          12.6       12.6         (0.0)           48.3%        48.3%      0.0%
                                                     ================================    ========================================
-------------------------------------------------------------------------------------    ----------------------------------------
[31]                   PRINCIPAL PAYMENTS
                       subclass A2                      1.1        1.1            -             4.4%         4.4%       0.0%
                       subclass A3                        -                       -             0.0%         0.0%       0.0%
                       subclass A4                        -                       -             0.0%         0.0%       0.0%
                       subclass A5                     10.9       10.9            -            41.5%        41.5%       0.0%
                       subclass B1                      0.6        0.6            -             2.2%         2.2%       0.0%
                       subclass B2                                                -             0.0%         0.0%       0.0%
                       subclass C1                      0.0        0.0            -             0.2%         0.2%       0.0%
                       subclass C2
                       subclass D1                        -          -
                                                     --------------------------------    ----------------------------------------
                       Total                           12.6       12.6         (0.0)           48.3%        48.3%       0.0%
                                                     ================================    ========================================
-------------------------------------------------------------------------------------
                       Debt Balances
                       subclass A2                    223.5      223.5
                       subclass A3                    580.0      580.0
                       subclass A4                    200.0      200.0
                       subclass A5                    389.1      389.1
                       subclass B1                     89.1       89.1
                       subclass B2                     75.0       75.0
                       subclass C1                     99.8       99.8
                       subclass C2                     55.0       55.0
                       subclass D1                    110.0      110.0
                                                    ------------------
                                                    1,821.6    1,821.6
                                                    ------------------

Morgan Stanley Aircraft Finance

                                             Performance to Date versus 2000 Base Case
                                                 March 15, 2000 - April 15, 2000
-------------------------------------------------------------------------------------------------------------------
         Coverage Ratios                                                      2000
         ---------------             Closing             Actua              Base Case
-------------------------------------------------------------------------------------------------------------------
         Net Cash Collections                             12.6               12.6
         Add Back Interest and Swap Payments              11.9               11.4
         -----------------------------------
   a     Net Cash Collections                             24.5               24.0
   b     Swaps                                             0.6                0.8
   c     Class A Interest                                  8.4                7.8
   d     Class A Minimum                                   4.8                4.8
   e     Class B Interest                                  1.0                1.0
   f     Class B Minimum                                   0.5                0.5
   g     Class C Interest                                  1.0                1.0
   h     Class C Minimum                                     -                  -
   I     Class D Interest                                  0.8                0.8
   j     Class D Minimum                                     -                  -
   k     Class A Scheduled                                 0.1                0.1
   l     Class B Scheduled                                 0.0                0.0
   m     Class C Scheduled                                 0.0                0.1
   n     Class D Scheduled                                   -
   o     Permitted Aircraft Modifications                    -                  -
   p     Class A Supplemental                              7.1                7.1
                                                      ----------------------------
         Total                                            24.5               24.0
-------------------------------------------------------------------------------------------------------------------

  [1]    Interest Coverage Ratio
         Class A                                          0.94               0.91
         Class B                                          0.57               0.55
         Class C                                          0.51               0.49
         Class D                                          0.49               0.47

  [2]    Debt Coverage Ratio
         Class A                                          0.48               0.47
         Class B                                          0.48               0.46
         Class C                                          0.48               0.46
         Class D                                          0.48               0.46

-------------------------------------------------------------------------------------------------------------------
         Loan-to-Value Ratios      2000 Base Case        Actual           2000 Base Case
         --------------------        15-Mar-00          15-Apr-00           15-Apr-00
                                  -----------------------------------------------------------
  [3]    Assumed Portfolio Value     2,000.9            1,994.0              1,994.0
  [4]    Adjusted Portfolio Value
         Liquidity Reserve Amount
         Cash                           30.0               30.0                 30.0
           - Accrued Expenses            6.1                1.6                    -
           - Security Deposits           7.1                8.7                  7.1
                                  -----------          ---------          -----------
         subtotal cash                  43.2               40.3                 37.1
          Letters of Credit             82.1               80.4                 82.1
         Total Liquidity Reserve       125.3              120.7                119.2
                                  -----------          ---------          -----------
  [5]    Total Asset Value           2,126.2            2,114.8              2,113.2

         Note Balance
         Class A                     1,404.7    66.1%   1,392.6   65.9%      1,392.6      65.9%
         Class B                       164.7    73.8%     164.1   73.6%        164.1      73.7%
         Class C                       154.9    81.1%     154.8   80.9%        154.8      81.0%
         Class D                       110.0    86.3%     110.0   86.1%        110.0      86.2%
                                  -----------          ---------          -----------
         Total                       1,834.3            1,821.6              1,821.6
-------------------------------------------------------------------------------------------------------------------

[1] Interest Coverage Ratio is equal to Net Cash Collections, before Interest and swap payments, expressed as a ratio of the swap costs and interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

[2] Debt Service Ratio is equal to Net Cash Collections before interest and swap payments, expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Notes plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

[3] Assumed Portfolio Value represents the Inital Appraised Value of each aircraft in the Portfolio multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

[4] Adjusted Portfolio Value represents the Base Value of each aircraft in the Portfolio as detemined by the most recent Appraisal multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.
The lower of the Assumed Portfolio Value or 105% of the Adjusted Portfolio Value is used to calculate the principal repayment amounts to Noteholders

[5] Total Asset Value is equal to Total Portfolio Value plus Liquidity Reserve Amount minus Lessee Security Deposits.

                         MORGAN STANLEY AIRCRAFT FINANCE

         Cash Analysis of Financial Condition and Results of Operations

             Three Month Period from December 1999 to February 2000

                                    CONTENTS




         I        Background and General Information

        II Comparison of Actual Cash Flows versus the 1998 Base Case for the First Quarter 2000

       III        Other Financial Data

        IV        Recent Developments

                  Appendices

I        Background and General Information

Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, is a special purpose vehicle which owns aircraft subject to operating leases. Under the terms of its Indenture MSAF may acquire additional aircraft and sell aircraft from the fleet. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the Notes from rating agencies and compliance with certain operating covenants of MSAF set out in the Indenture.

Initial Portfolio

On March 3, 1998, MSAF issued $1,050 million of Notes in connection with its acquisition of 33 aircraft plus an engine with a total appraised value at September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC"). All but one of the 33 aircraft was acquired by MSAF.

New Issuance

On March 15, 2000, MSAF refinanced the A-1 subclass Notes of $400 million as part of a total issuance of $1,310 million of New Notes in five subclasses (A-3, A-4, A-5, B-2 and C-2). In addition to the refinancing of the A-1 subclass, these Notes were issued in association with MSAF's acquisition of 29 aircraft with a total appraised value of $1,047.8 million as of November 30, 1999 from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSAF acquired all but one of the 29 aircraft on March 15, 2000. The remaining aircraft, a B737-300, is subject to a financing that will terminate before April 30, 2000 and is scheduled to deliver to MSAF at this time. MSDW acquired two aircraft from an affiliate of GE Capital Corporation on March 19, 1999 and 27 aircraft from ILFC on August 6, 1999.

Combined Fleet

As a result, the overall size of the combined aircraft fleet is now 61 aircraft plus an engine with a total appraised value of $2,000.9 million as of November 30, 1999. As of April 1, 2000, MSAF had 61 lease contracts in effect with 42 lessees based in 25 countries and one aircraft was off-lease as shown in Appendix A attached.

The discussion and analysis that follows in Section II is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF Group") for the reporting periods from December 1999 to February 2000. This relates to the Initial Portfolio and the 1998 Basecase against which the actual performance is compared. This period was prior to the New Issuance and the aircraft acquisition on March 15, 2000 and therefore relates to the Initial Portfolio of 32 aircraft only. The discussion and analysis in Section IV - "Recent Developments" relates to the combined fleet of 61 aircraft plus an engine.

MSAF Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors. These include the level and volatility of interest rates, the availability of credit, fuel costs and both general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints, such as limitations on the number of landing slots, can also impact the operating leasing market.

MSAF Group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of aircraft type. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF Group, may also impact MSAF Group's ability to compete against other lessors.

For the purposes of this report, the "First Quarter 2000", referred to in
Section II - "Comparison of Actual Cash Flows versus the 1998 Base Case for the First Quarter 2000" shall comprise information from the monthly cash reports dated December 15, 1999 through to February 15, 2000. The financial data in these reports includes cash receipts from November 9, 1999 (first day of the Collection Period for the December 1999 Report) up to February 9, 2000 (last day of the Collection Period for the February 2000 Report). It also includes payments made by MSAF Group between November 16, 1999 and up to February 15, 2000 (the Note Payment Date for the February 2000 Report).

II Comparison of Actual Cash Flows versus the 1998 Base Case for the First Quarter 2000

The February 20, 1998 Offering Memorandum (the "Offering Memorandum") and the November 4, 1998 Prospectus (the "Prospectus") for the Notes contain assumptions in respect of MSAF Group's future cash flows and cash expenses (the "1998 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Interest Payments and Swap Payments. A discussion of the quarterly Cash Collections, Cash Expenses, Interest Payments and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.

CASH COLLECTIONS

"Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals less Net Stress-related Costs), Movement in Current Arrears Balance, Interest Earned and Net Maintenance.

Total Cash Collections                  Actual     Basecase     Variance
                                         $ M         $ M          $ M
Lease Rentals                            32.0        32.0            -
      - Renegotiated Leases              (0.3)          -         (0.3)
      - Rental Resets                    (0.6)          -         (0.6)
                                    ---------- ------------ -----------------
Contracted Lease Rentals                 31.1        32.0         (0.9)
Movement in Current Arrears Balance      (0.3)          -         (0.3)
Net Stress Related Costs                 (3.1)       (1.4)        (1.7)
                                    ---------- ------------ -----------------
Net Lease Rentals                        27.7        30.6         (2.9)
Interest Earned                           0.5         0.4          0.1
Net Maintenance                          (4.1)          -         (4.1)
                                    ---------- ------------ -----------------
Total Cash Collections                   24.1        31.0         (6.9)
                                    ---------- ------------ -----------------

In the First Quarter 2000, MSAF Group generated approximately $24.1 million in Total Cash Collections, $6.9 million less than assumed in the 1998 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix B).

[2]  Renegotiated Leases
     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In the First Quarter 2000, the amount of revenue loss attributed to Renegotiated Leases was $0.3 million and relates to three renegotiated leases. The loss is primarily due to a 14% reduction from the 1998 Base Case rental on a B767-300ER on lease to Air Pacific. The new rental was reset at the then prevailing market rate for B767-300ERs in exchange for a lease extension.

[3]  Rental Resets
     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 1998 Base Case. In the First Quarter 2000, no new leases were written, however, lost revenue attributable to lease resets in previous quarters amounted to $0.6 million. See Section IV - "Recent Developments" for a discussion of current re-leasing events.

[4]  Contracted Lease Rentals
     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the First Quarter 2000, Contracted Lease Rentals were $31.1 million, $0.9 million less than assumed in the 1998 Base Case. The difference is due to losses from renegotiated leases and rental resets as discussed above.

[5]  Movement in Current Arrears Balance
     Current Arrears is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The current arrears balance at the start of the First Quarter 2000 was $3.1 million versus $3.4 million at the end of the First Quarter 2000, an increase in arrears of $0.3 million.

     Aircraft Type   Country    Current Arrears  Current Arrears    Movement in
                                   11/15/99          2/15/00     Current Arrears
                                     $ M              $M             $M
     A310-300         Brazil         0.6              0.4             0.2
     A321-100         Turkey         0.6              0.9            (0.3)
     B737-300         Brazil         1.0              1.6            (0.6)
     B737-400         Mexico         0.5*                             0.5
     A310-300         Oman           0.1                              0.1
     A320-200         Canada                          0.2            (0.2)
     A320-200         Ireland        0.3              0.3             0.0
                                   ------------- ------------------------------
     Total                           3.1              3.4            (0.3)
                                   ------------- ------------------------------
     * Re-classified as Bad Debts during the First Quarter 2000.

     As at November 15, 1999, six lessees were in arrears, owing $3.1 million, against which MSAF Group held security deposits of $2.9 million. One of the six lessees TAESA, based in Mexico, defaulted in the First Quarter 2000 and the aircraft was repossessed. Rental arrears amounting to $0.5 million associated with this lessee at the time of the repossession were deemed irrecoverable and re-classified from Current Arrears to Bad Debts. See the discussion on Bad Debts below.

     At February 15, 2000, five lessees in arrears owed $3.4 million, against which MSAF Group held security deposits of $2.2 million. See Section IV - "Recent Developments" for information on the current level of arrears as of April 1, 2000.

     Net Stress-related Costs

     Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 1998 Base Case assumed net stress-related costs equal to 4.5% of the 1998 Base Case Lease Rentals.

     Net Stress Related Costs         Actual         Basecase       Variance
                                        $ M             $ M            $ M
     Bad Debts                          (0.5)
     Security Deposits Drawndown         0.5
     Capitalised Arrears                   -
     AOG                                (4.2)
     Other Leasing Income                1.0
     Repossession Costs                  0.1
                                    -------------- -------------- --------------
     Net Stress Related Costs           (3.1)          (1.4)          (1.7)
                                    -------------- -------------- --------------

     For the First Quarter 2000, net stress-related costs amounted to $3.1 million (9.7% of 1998 Base Case Lease Rentals) compared to $1.4 million assumed in the 1998 Base Case, a variance of $1.7 million that is due to the following six factors described in items [6] to [11] below.

[6] Bad Debts and [7] Security Deposits Drawn Down
     Bad Debts are rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee.

     Aircraft Type  Lessee   Country     Bad Debts    Bad Debts     Security     Total
                                           Rental     Recovered  Deposits Drawn
                                             $M          $M            $M
                                                                                  $M
     B737-400       TAESA    Mexico        (0.5)          0.0         0.5         0.0
                                       ------------ ----------- ---------------- --------
     Total                                 (0.5)         0.0          0.5         0.0
                                       ------------ ----------- ---------------- --------

     In the First Quarter 2000, $0.5 million was written off in respect of lease rentals due from a former lessee, TAESA, against which MSAF Group drew down security deposits totalling $0.5 million. See Section IV - "Recent Developments" for information on the current level of Bad Debts as of April 1, 2000.


[8] Capitalized Arrears
     Capitalized arrears refer to current arrears that have been capitalized and restructured into a note payable. No arrears were capitalized in the First Quarter 2000.

[9] Aircraft on Ground ("AOG")
     AOG is defined as the Base Case lease rental lost when an aircraft is off-lease and non-revenue earning.


     AOG Analysis for First Quarter 2000
                                                                        Lost
         Aircraft Type  Old Lessee      New Lessee                      Rental
                                                                        $M
     1   B747-300       VARIG           Air Atlanta Icelandic           2.4
     2   A310-300       Oman Air        Region Air                      0.7
     3   A310-300       Oman Air        Region Air                      0.6
     4   B737-400       TAESA           LOI                             0.5
                                                                       ----
         Total                                                          4.2
                                                                       ----

         The impact of AOG downtime amounted to $4.2 million during the First Quarter 2000. This was in respect of four aircraft; one B747-300 previously on lease to VARIG and terminated early, two A310-300s previously on lease to Oman Air and terminated as scheduled and one B737-400 previously on lease to TAESA and terminated early. See Section IV - "Recent Developments" below for information on the current level of AOG costs as of April 1, 2000.

 [10]  Other Leasing Income
       Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In the First Quarter 2000, other leasing income amounted to $1.0 million.

[11]   Repossession Costs
       Repossession costs consist of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the First Quarter 2000, repossession costs amounted to $0.1 million, which consists of consultancy fees incurred during the repossession of the B747-300 previously on lease to VARIG.

[13]   Net Lease Rentals
       Net Lease Rentals is Contracted Lease Rentals less the movement in Current Arrears Balance and Net Stress-related Costs. In the First Quarter 2000, net lease rentals amounted to $27.7 million, $2.9 million less than assumed in the 1998 Base Case. The variance was attributable to the combined effect of lower contracted lease rentals, the increase in current arrears and net stress-related costs discussed above.

[14]   Interest Earned
       Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in the First Quarter 2000 consisted of the cash liquidity reserve amount of $25.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months.
       The average mutual funds 30-day effective rate for the period was 5.73%, slightly less than the 5.75% assumed in the 1998 Base Case. In the First Quarter 2000, interest earned amounted to $0.5 million, $0.1 million more than assumed in the 1998 Base Case. The difference is due primarily to interest earned on the intra-month cash balances in the Collection Account and Expense Account, albeit at a slightly lower than assumed interest rate. The 1998 Base Case made no assumption as to interest earned on these balances.

[15] Net Maintenance
      Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid to lessees. In the First Quarter 2000, actual maintenance reserve revenue received amounted to $2.8 million and maintenance expenditure amounted to $6.9 million, generating negative net maintenance revenue of $4.1 million. Maintenance expenditure included costs incurred in the overhaul of a B757-200ER repossessed from Guyana Airways ($4.0 million), the reimbursement from the airframe reserves of $0.5 million in respect of a B767-300ER in accordance with a lease restructuring and the reimbursement from the engine reserves in respect of a B737-400, previously on lease to TAESA ($1.4 million). The 1998 Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance revenue will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance revenue will exactly equal maintenance expenditure.


CASH EXPENSES

"Total Cash Expenses" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the First Quarter 2000, total cash expenses were $1.9 million, $1.4 million lower than the 1998 Base Case, which assumed total cash expenses of $3.3 million.

Total Cash Expenses           Actual      Basecase      Variance
                                $ M          $ M          $ M
Aircraft Operating Expenses    (0.3)        (1.1)           0.8
SG&A Expenses                  (1.6)        (2.2)           0.6
                            ----------- ------------- ------------
Total Cash Expenses            (1.9)        (3.3)           1.4
                            ----------- ------------- ------------

The difference is due to a combination of lower Aircraft Operating Expenses and SG&A Expenses as discussed below.

Aircraft Operating Expenses include all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the First Quarter 2000, Aircraft Operating Expenses amounted to $0.3 million compared to $1.1 million per the 1998 Base Case, which assumes these costs to be 3.5% of the 1998 Base Case Lease Rentals.

[17]   Insurance
       No insurance costs were incurred in the First Quarter 2000.

[18]   Re-leasing and other overhead costs
       Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the First Quarter 2000 these costs amounted to $0.3 million.


SG&A Expenses relate to fees paid to the Aircraft Servicer and to other service providers. In the First Quarter 2000, SG&A Expenses were $1.6 million or $0.6 million lower than assumed in the 1998 Base Case. The variance is explained below.

[20]   Aircraft Servicer Fees
       The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In the First Quarter 2000, the total Aircraft Servicer fee paid was $1.1 million, $0.3 million lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to 1998 Base Case Lease Rentals.

       Aircraft Servicer Fees consist of:
                                            $M
                  Base Fee                  0.5
                  Rent Collected Fee        0.3
                  Rent Contracted Fee       0.3
                  Incentive Fee 1998/99*    0.0
                                            ---
                  Total Servicer Fee        1.1
      *For financial year ended November 30, 1999

        The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted. The Rent Collected Fee is equal to 1% of all rentals received. The Incentive fee is 10% of all cash flow received above a targeted amount set at the beginning of each financial year. No incentive fee was paid to ILFC for the financial year ended November 1999.

[22]    Other Servicer Fees
        Other Servicer Fees relate to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In the First Quarter 2000, Other Servicer Fees amounted to $0.5 million as compared to an assumed expense of $0.8 million in the 1998 Base Case, a positive variance of $0.3 million. The variance is due primarily to lower than expected Administrative Agent fees and other overhead costs. The Administrative Agent fee is equal to 1.5% of rentals collected and declined in line with the reduced rentals actually received.

[27     Interest Payments and [28] Swap Payments
        In the First Quarter 2000, interest payments to Noteholders amounted to $15.6 million. This is $0.1 million higher than the 1998 Base Case, which assumed interest costs for the First Quarter 2000 to be $15.5 million. While the total debt balance outstanding during the quarter was lower than expected in the 1998 Base Case, interest payments rose due to an increase in the Libor rate at year-end in 1999. The average Libor rate for the First Quarter 2000 was 5.88% versus an assumed Libor rate of 5.75%. The higher interest costs were offset by a reduction in the amount of swap payments. MSAF paid $0.5 million in swap costs, $0.3 million less than assumed in the 1998 Base Case.

[29]    Exceptional Item
        Exceptional items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in the First Quarter 2000.

[31]    Principal Payments
        In the First Quarter 2000, total principal payments to Noteholders amounted to $6.1 million, $5.3 million less than assumed in the 1998 Base Case, reflecting the lower Net Cash Collections available during this period, mainly as a result of the lower than expected lease revenue performance, partially offset by lower expenses.

         III      Other Financial Data

         An analysis of MSAF's Performance to Date as of February 15, 2000 versus the 1998 Base Case and details of interest and debt coverage ratios and Loan-to-Value ratios (LTVs) as of February 15, 2000 are shown in Appendix C.

         Cash
         Cash held at February 15, 2000 was $31.1 million. This includes $25.0 million that represents the cash portion of the Liquidity Reserve Amount at that time. This is a source of liquidity for, among other things, maintenance obligations, security deposit return obligations, and cash operating expenses and contingent liabilities. The remainder of $6.1 million represents accrued expenses held in the Expense Account in respect of future maintenance obligations ($5.8 million) and other costs ($0.3 million).

         In addition to the $31.1 million cash balance held at February 15, 2000, the Liquidity Reserve Amount also contained credit and liquidity facilities provided by MSDW and ILFC aggregating to $39.0 million. Neither of these facilities was drawn upon in the First Quarter 2000.

         Aircraft Values
         Under the terms of the Notes, MSAF Group is required to obtain new appraisals of the Base Value of each aircraft from a minimum of three independent appraisers each year. The annual appraisal must be delivered to the Trustee no later than October 31 of each year. The annual appraisal for 1999 was as of June 30, 1999. In connection with the Note Issuance on March 15, 2000, an additional appraisal as of November 30, 1999 was delivered. Details of the most recent appraisal are shown in Appendix A. The next appraisal is due to deliver to the Trustee no later than October 31, 2000.

         A-D Note Balance
         As of February 15, 2000, the aggregate amount of Class A-D Notes outstanding was $929.5 million, approximately $7.3 million lower than assumed in the 1998 Base Case due to higher than assumed principal repayments with respect to the Class A-2 Notes.

         IV       Recent Developments

         March 15, 2000 - Securitisation of 29 aircraft

         On March 15, 2000, MSAF issued additional subclasses of Notes, amounting to $1,310 million, in association with the refinancing of the subclass A-1 Note of $400 million and the acquisition, from a subsidiary of MSDW, of a portfolio of 29 commercial aircraft with an appraised value of $1,047.8 million as of November 30, 1999. All but one of the 29 aircraft was delivered on March 15, 2000. The remaining aircraft, a B737-300 on lease to Lithuanian Airlines, is subject to a financing that will terminate before April 30, 2000. The following discussion refers to the enlarged portfolio of 62 aircraft assets, which was owned by MSAF as of April 1, 2000.

         Re-marketing Task for Portfolio of 62 Aircraft Assets

         As of April 1, 2000, one aircraft from a portfolio of 62 aircraft assets was off-lease. The aircraft, a B737-400 previously on lease to TAESA is currently the subject of a non-binding letter of intent.

         Summary
                                                                      # Aircraft
         # Aircraft subject to Lease Agreements                          61
         # Aircraft off-lease                                             1
                                                                      --------
         Total aircraft                                                  62
                                                                      --------

         # Aircraft scheduled to expire before Dec 31, 2000               2
         # Aircraft scheduled to expire in the year to Dec 31, 2001      12
                                                                      --------
         Equals  Total Near-term re-marketing task                       15

                                                                      --------
         Of which LOI signed                                             (1)
                                                                      --------
         Equals  Near-term re-marketing task                             14

         Five-Year Re-marketing Task: # Aircraft
            Year ending   2000       2001        2002       2003      2004
         A300                                                           1
         A310                                                2
         A320                          1          1          3
         A321                                     1          1
         A330                          1
         A340                                                1
         B737              1           7*         1          6**        3
         B757                          2          1
         MD82                                                           1
         MD83                          1                     1
         F70                                                 1          2
         B747                                     1          1
         B767              1                      1          1          1
         F50                                                 2
         Engine                                   1
                         ---------- ------- -----------  --------  -------------
         Total             2          12          7          19         8
                         ---------- ------- -----------  --------  -------------
         * Includes one aircraft on which a lease termination option was recently exercised.
         **Includes one aircraft currently subject to a non-binding letter of intent

         Five-Year Re-marketing Task: By Appraised Value*
            Year ending     2000       2001        2002        2003      2004

         A300                                                            2.55%
         A310                                                 2.25%
         A320                          1.52%      1.61%       4.59%
         A321                                     1.94%       1.98%
         A330                          4.00%
         A340                                                 4.58%
         B737              1.27%       7.96%      1.26%       7.22%      3.84%
         B757                          3.93%      1.48%
         MD82                                                            0.89%
         MD83                          0.95%                  0.99%
         F70                                                  0.68%      1.45%
         B747                                     4.86%       2.45%
         B767              1.47%                  2.85%       2.66%      3.01%
         F50                                                  0.62%
         Engine                                   0.28%
                           ---------- ---------  ----------  ---------  -------
         Total             2.74%      18.36%     14.28%      28.02%     11.74%
                           ---------- ---------  ----------  ---------  -------
         *Appraised Value as at November, 1999

         As of April 1, 2000 48 leases, representing 75.14% of the appraised value at November 30, 1999 are scheduled to expire before December 31, 2004. The average remaining term to lease expiry date, weighted by appraised value at November 30, 1999 is 41 months at April 1, 2000.

         Near-term re-marketing task
         Two leases, representing 2.74% of the appraised value at November 30, 1999 are scheduled to expire before December 31, 2000. Both aircraft, a B767-200ER and a B737-300, are likely to stay with their current operators and the Servicer is currently negotiating extended lease terms.

         Aircraft on Ground (AOG)

         As of April 1, 2000, there are two aircraft on the ground. One of the two aircraft is subject to a signed lease agreement. The second aircraft is the subject of a non-binding letter of intent.

         Two A310-300 aircraft, previously on lease to Oman Air, have been AOG and undergoing overhaul work since December 1999, the scheduled expiry date of the previous leases. In February 2000, a three-year lease was executed for each aircraft with Region Air, a Singapore-based operator. On April 1, 2000, one of the A310's was successfully delivered to the new lessee, as scheduled. The other aircraft is scheduled to deliver on April 22, 2000, as soon as engine overhauls have been completed.

         One B737-400 aircraft was repossessed from TAESA in December 1999 and is currently the subject of a non-binding letter of intent.

   AOG Analysis April 1, 2000
   Aircraft Type   Old Lessee   New Lessee    Status             Expected
                                                                 Re-lease Date
   A310-300        Oman Air     Region Air    Subject to Lease   April 22, 2000
   B737-400        TAESA        TBA*          Subject to LOI     TBA
   *To be announced.


         Lessee Difficulties

         Current and Restructured Arrears
         As of April 1, 2000, four lessees were in arrears. The four aircraft on lease to these lessees represented 5.4% of the portfolio by appraised value at November 30, 1999. The total amount of rental payments and maintenance reserves that was in arrears with respect to these four lessees was $3.3 million. MSAF holds security deposits of $1.9 million against these arrears. This amount represents 1.42% of annual contracted lease rental payments. The weighted average number of days past due of such arrears was 77 days. In addition to current arrears, in January 2000, one lessee of two A320-200 aircraft agreed to restructure rental and maintenance arrears amounting to $1.3 million. These arrears are scheduled to be repaid in June 2000.

         Regional Analysis of Current Arrears
         The categorization of countries into geographical regions, Developed Markets, Emerging Markets and Other is determined using Morgan Stanley Capital International, Inc. ("MSCI") designations. A regional analysis of current arrears as of April 1, 2000 is shown below.

                                                  %      #          #         #         Current   Security
                         Region               Appraised  Countries  Aircraft  Lessees   Arrears   Deposit
                                                Value                                      $m        $m
         Developed       Europe                              0         0         0        0.0       0.0
                         North America                       0         0         0        0.0       0.0
         Emerging        Europe and Middle      2.0%         1         1         1        1.8       0.7
                         East
                         Asia                                0         0         0        0.0       0.0
                         Latin America          2.4%         1         2         2        1.4       0.7
         Other           Other                  1.0%         1         1         1        0.1       0.5
                                                         ---------- --------- --------- --------- ---------
                         Total Arrears          5.4%         3         4         4        3.3       1.9
                                                         ---------- --------- --------- --------- ---------

         Europe and Middle East (Emerging)
         MSAF Group currently leases 6.7% of the portfolio by appraised value at November 30, 1999 in the Europe and Middle East (Emerging) region. One of the four lessees in arrears is based in this region. As of April 1, 2000, Air Alfa owed rental and maintenance arrears of $1.8 million, against which MSAF Group holds a security deposit of $0.7 million. The Servicer has instituted legal steps in Turkey to draw down upon the guarantee and repossess the aircraft from Air Alfa. This aircraft, an A321-100, represented 2.0% of the portfolio by appraised value at November 30, 1999.

         Latin America (Emerging)
         MSAF Group currently leases 7.4% of the portfolio in Latin America (5.0% in Mexico and 2.4% in Brazil) by appraised value at November 30, 1999. Two of the four lessees currently in arrears are based in Latin America.

         In March 1999, MSAF reached an agreement with VASP to defer $0.5 million of arrears owed at that time. Repayment of the arrears plus interest was scheduled to begin in August 1999 and end in January 2000. On February 10, 2000, VASP made a payment of $1.3 million to MSAF Group in full settlement of their deferred and current arrears up to January 31, 2000. Since then, they have made one month's rental payment and are in arrears by $0.5 million as of April 1, 2000. This aircraft is a B737-300 and represented 1.0% of the portfolio by appraised value at November 30, 1999.

         In August 1999, MSAF agreed to restructure the arrears of the second Brazilian lessee, Passaredo. The total rental payments, maintenance reserves and default interest owed amounted to $3.7 million. The restructured amounts were capitalized as a note payable and added to the lessee's Conditional Sale Agreement loan balance, with an extension to the term of the loan. In conjunction with this restructuring, the obligations under this lease were transferred to a new Brazilian entity, B.R.A Transportes Aereos, which replaced Passaredo as lessee. As of April 1, 2000, $0.9 million of current arrears under the new agreement, which represents approximately 96 days of rental, were due and unpaid. No rental has been received since January 2000. Since April 1, 2000, the Servicer has advised us that they are in the process of repossessing this aircraft. This aircraft is an A310-300 and represented 1.4% of the portfolio by appraised value at November 30, 1999.

         Other
         MSAF Group currently leases 15.6% of the portfolio by appraised value at November 30, 1999 in the Other region. One of the four lessees currently in arrears is based in the Other region. At April 1, 2000, maintenance reserves owed by Icelandair were less than $0.1 million. This aircraft is a B737-300 and represented 1.0% of the portfolio by appraised value at November 30, 1999.

         Asia (Emerging)
         MSAF Group currently leases 16.5% of the portfolio by appraised value at November 30, 1999 in the Asia (Emerging) region. As of April 1, 2000, none of these lessees were in arrears.

         Pacific (Developed)
         MSAF Group currently leases 10.0% of the portfolio by appraised value at November 30, 1999 in the Pacific (Developed) region. As of April 1, 2000, none of these lessees were in arrears.

         Europe (Developed)
         MSAF Group currently leases 27.4% of the portfolio by appraised value at November 30, 1999 in the Europe (Developed) region. In January 2000, one lessee of two aircraft, based in this region agreed to restructure its maintenance reserves and part of its rental obligations for the period from August 1998 to February 2000. Repayment of the rental arrears plus interest is scheduled to be made over a five-week period beginning on June 16, 2000. Repayment of the maintenance reserves plus interest is scheduled to be made in three monthly installments beginning on June 1, 2000. We hold security deposits of $1.0 million against the deferred arrears. These aircraft, both A320-200s, represented 3.1% of the portfolio by appraised value at November 30, 1999.

         North America (Developed)
         MSAF Group currently leases 15.4% of the portfolio by appraised value at November 30, 1999 in the North America (Developed) region. As of April 1, 2000, none of these lessees were in arrears. On February 2, 2000, Canadian Airlines announced a debt restructuring and moratorium plan. The plan resulted in the suspension of payments of about $135 million to lenders and aircraft lessors, including MSAF. In March 2000, the lease was restructured by slightly reducing the lease rate effective from February 2000 and the term was extended by four years to May 2010. The security of $0.3 million was used to fund the February rental. In March 2000, the lessee resumed rental payments and also made part payment toward refunding the security deposit balance. At the same time, the lease was assigned to a subsidiary of Air Canada, Air Canada Capital Limited. This aircraft, an A320-200, represented 1.5% of the portfolio by appraised value at November 30, 1999.

         Bad Debts
         In addition to the current arrears of $3.3 million and restructured arrears of $1.3 million, as of April 1, 2000, $3.8 million of rental and maintenance payments due to MSAF remain unpaid from four of its former lessees. This is net of total amounts recovered under repayment plans of $1.8 million and security deposits drawn down of $2.9 million. One Brazilian lessee owes $3.3 million of the total $3.8 million outstanding. Three of the four aircraft have since been re-leased to other carriers and the fourth aircraft is off-lease but subject to a non-binding letter of intent.

         Analysis of Bad Debts Balance as of April 1, 2000
         Repossession Date   Aircraft    Former     Country    Bad Debts   Bad Debts   Security  Total
                             Type        Lessee                  Total     Recovered   Deposits
                                                                  $M           $M        $M        $M
         October 1998        B757-200    Transaero  Russia       (1.0)        0.2        0.6     (0.2)
         March 1999          A321-100    Onur Air   Turkey       (2.1)        1.2        0.7     (0.2)
         July 1999           B747-300    VARIG      Brazil       (4.8)        0.4        1.1     (3.3)
         December 1999       B737-400    TAESA      Mexico       (0.6)                   0.5     (0.1)
                                                              ------------ ----------- -------- ---------
         Total                                                   (8.5)        1.8        2.9     (3.8)
                                                              ------------ ----------- -------- ---------

         A former Brazilian lessee, VARIG, negotiated an early termination of its lease of a B747-300 aircraft in July 1999. The lease was scheduled to expire in April 2003. The total amount of rental payments and maintenance reserves due under this lease to July 1999, the date of the termination agreement, was $4.8 million against which we drew down a security deposit of $1.1 million. Under the terms of the termination agreement, VARIG is scheduled to repay $10.8 million over eight years to offset arrears of $4.8 million and approximately $6.0 million for maintenance and downtime costs. Provided no default has occurred by October 2005 under this note payable, the total remaining payments will be reduced by approximately $1.1 million on a pro-rata basis between October 2005 and October 2007, the scheduled final payment date under the note. The aircraft was recently delivered to its new lessee and operation is scheduled to commence on April 6, 2000. This aircraft represents approximately 2.5% of the portfolio by appraised value at November 30, 1999.

         A former Mexican lessee, TAESA, defaulted on its obligations under its lease of a B737-400 aircraft and the aircraft was repossessed in December 1999. The lease was scheduled to expire in May 2001. The total amount of rental payments and maintenance reserves due under the lease at the date of the repossession was $0.6 million. This amount was offset by a security deposit of $0.5 million. In February 2000, TAESA was declared bankrupt with debts of over $400 million. The aircraft is currently the subject of a non-binding letter of intent with a

         Dubai-based carrier. This aircraft represents approximately 1.1% of the portfolio by appraised value at November 30, 1999.

         Early Termination Option to be Exercised
         Braathens, a lessee based in Norway, recently notified the Servicer that it intends to exercise the early termination option in its lease. The aircraft, a B737-500, is subject to a lease that commenced in April 1998 and was scheduled to expire in April 2003. The lease will now terminate in April 2001. A termination fee of one month's rental is payable to MSAF. This aircraft, a B737-500, represented 1.0% of the portfolio by appraised value at November 30, 1999.

                                                                      APPENDIX A

                                                               Portfolio Details
Morgan Stanley Aircraft Finance                                   April 1, 2000

      All dollar amounts in millions of US dollars unless otherwise stated

                                                                                                       30-Nov-99
                        Country of                         Aircraft     Engine     Serial    Date of   Appraised   % of   % of
    Region (1)          Current Lessee Current Lessee      Type       ConfigurationNumber   Manufacture Value     Total  Region
    ----------          -------------- --------------      ----       -------------------   ----------- ------    -----  ------
  1 Europe              France         Air Liberte         MD-83       JT8D-219     49822      Dec-88   19.1     1.0%
  2 (Developed)         France         l'Aeropostale       B737-300QC CFM 56-3C1    23788      May-87   19.2     1.0%
  3                     Ireland        Aer Lingus          A330-300    CF6-80E1      54        Apr-94   80.0     4.0%
  4                     Ireland        TransAer            A320-200    V2500-A1      414       May-93   30.6     1.5%
  5                     Ireland        TransAer            A320-200    V2500-A1      428    4-May-94    32.1     1.6%
  6                     Netherlands    KLM                 engine     CF6-80C2B6F  704279      Jun-95    5.5     0.3%
  7                     Netherlands    KLM Cityhopper      F50        PW100-125B    20232   1-Oct-91     6.3     0.3%
  8                     Netherlands    KLM Cityhopper      F50        PW100-125B    20233   1-Oct-91     6.2     0.3%
  9                     Netherlands    Transavia           B737-300   CFM 56-3C1    27635      May-95   27.3     1.4%
 10                     Norway         Braathens           B737-500   CFM 56-3B1    25165      Apr-93   19.7     1.0%
 11                     Norway         Braathens           B737-500   CFM56-3C-1    26304   15-Sep-94   21.2     1.1%
 12                     Spain          Air Europa          B737-400   CFM56-3-C1    24707   1-Jun-91    24.7     1.2%
 13                     UK             Air 2000            B767-300ER CF6-80C2B6F   26256      Apr-93   63.8     3.2%
 14                     UK             Air 2000            B757-200ER RB211-535-E4  23767   1-Apr-87    29.7     1.5%
 15                     UK             Britannia           B767-200ER   CF6-80A     23807      Aug-87   29.5     1.5%
 16                     UK             Britannia           B757-200ER RB211-535-E4-326266   13-Jan-93   41.2     2.1%
 17                     UK             Flying Colours      A320-200    V2500-A1      393       Feb-93   30.4     1.5%
 18                     UK             Flying Colours      B757-200ER RB211-535-E4-324367      Feb-89   31.7     1.6%
 19                     UK             Monarch Airlines    A320-200    CFM56-5A3     446    28-Oct-93   30.5     1.5%
    Sub-total                                                                                              -     27.4%
                                                                                                           -
 20 North America       Canada         Air Canada          A320-200    CFM56-5A3     279       Feb-92   29.9     1.5%
 21 (Developed)         Canada         Canada 3000         A320-200    CFM56-5A3     397    24-Mar-93   30.8     1.5%
 22                     USA            Alaska Airlines     B737-400   CFM 56-3C1    25104      May-93   26.6     1.3%
 23                     USA            Alaska Airlines     B737-400   CFM 56-3C1    25105   27-Jul-93   26.6     1.3%
 24                     USA            Continental         B737-300   CFM56-3-B1    26309   5-Dec-94    26.3     1.3%
                                       Airlines
 25                     USA            National Airlines   B757-200ER RB211-535-E4  24260      Dec-88   33.5     1.7%
 26                     USA            Southwest Airlines  B737-300   CFM56-3-B1    23255   26-Jun-85   14.4     0.7%
 27                     USA            Southwest Airlines  B737-300   CFM56-3-B1    23256   11-Jul-85   15.3     0.8%
 28                     USA            TWA                 B757-200ER   PW 2037     28160   22-Jul-96   47.8     2.4%
 29                     USA            TWA                 MD-83       JT8D-219     49824      Mar-89   20.4     1.0%
 30                     USA            TWA                 MD-82       JT8D-217C    49825      Mar-89   17.8     0.9%
 31                     USA            TWA                 MD-83       JT8D-219     49657   1-Apr-88    19.6     1.0%
    Sub-total                                                                                              -     15.4%
 32  Pacific            Hong Kong      Cathay Pacific      B747-400   RB211-252H2/1924955   25-Sep-91   97.4     4.9%
 33 (Developed)         New Zealand    Air New Zealand     B767-300ER CF6-80C-2B6   24875   14-Jun-91   57.0     2.8%
 34                     Singapore       Region Air         A310-300   JT9D-7R4E1     409       Nov-85   22.3     1.1%
 35                     Singapore       Region Air         A310-300   JT9D-7R4E1     410       Nov-85   22.7     1.1%
    Sub-total                                                                                              -     10.0%
 36 Europe              Greece         Olympic  Airways    B737-400   CFM 56-3C1    25371      Jan-92   25.1     1.3%
 37 and Middle East     Hungary        Malev               F-70           TAY       11564      Dec-95   13.7     0.7%
                                                                       MK620-15
 38 (Emerging)          Hungary        Malev               F-70           TAY       11565      Feb-96   14.3     0.7%
                                                                       MK620-15
 39                     Hungary        Malev               F-70           TAY       11569      Mar-96   14.7     0.7%
                                                                       MK620-15
 40                     Turkey         Air Alfa            A321-100    V2530-A5      597       May-96   39.7     2.0%
 41                     Turkey         Pegasus             B737-400    CFM56-3C1    26279      Jun-92   25.7     1.3%
    Sub-total                                                                                                    6.7%
 42 Asia                China          China Hainan        B737-300   CFM 56-3C1    26295      Dec-93   25.5     1.3%
 43 (Emerging)          South Korea    Asiana              B767-300ER CF6-80C2B6F   24798      Oct-90   53.1     2.7%
 44                     South Korea    Asiana              B737-400    CFM56-3C1    26291   9-Aug-93    27.6     1.4%
 45                     South Korea    Asiana              B737-400   CFM56-3C-1    26308   31-Oct-94   27.9     1.4%
 46                     South Korea    Asiana              B767-300ER CF6-80C2-B6F  25132   24-Feb-92   60.1     3.0%
 47                     Taiwan         China Airlines      A300-600R    PW 4158      555       Mar-90   46.3     2.3%
 48                     Taiwan         China Airlines      A300-600R    PW 4158      625    31-Mar-92   51.1     2.6%
 49                     Taiwan         F.E.A.T.            B757-200ER   PW 2037     25044   28-May-91   37.5     1.9%
    Sub-total                                                                                                    16.5%
 50 Latin America       Brazil         B.R.A.              A310-300   JT9D-7R4E1     437       Nov-86   27.6     1.4%
 51 (Emerging)          Brazil         VASP                B737-300   CFM 56-3B2    24299      Nov-88   19.8     1.0%
 52                     Mexico         Aeromexico          B757-200ER   PW 2037     26272      Mar-94   41.4     2.1%
 53                     Mexico         Aeromexico          MD-83       JT8D-219     53050   1-May-90    19.7     1.0%
 54                     Mexico         Mexicana            B757-200ER   PW 2040     24965   24-Mar-92   39.1     2.0%
    Sub-total                                                                                                    7.4%
 55 Other               Fiji           Air Pacific         B767-300ER CF6-80C2B4    26260      Sep-94   66.6     3.3%
 56                     Iceland        Icelandair          B737-300F  CFM 56-3B2    23811      Oct-87   19.8     1.0%
 57                     Iceland        Air Atlanta         B747-300B   CF6-80C2     24106      Apr-88   49.0     2.5%
 58                     Lithuania      Lithuanian          B737-300    CFM56-3B2    24449   1-Apr-90    21.7     1.1%
 59                     Macau          Air Macau           A321-100    V2530-A5      557    4-Dec-95    38.9     1.9%
 60                     Malta          Air Malta           B737-300   CFM 56-3B2    25161      Feb-92   24.6     1.2%
 61                     Mauritius      Air Mauritius       A340-300   CFM56-5C3G     94     31-Mar-95   91.6     4.6%
    Sub-total                                                                                                   15.6%
 62  Off-lease (2)                                         B737-400   CFM 56-3B2    24234      Oct-88   21.9     1.1%   1.1%
                                                                                                      --------------------------
     Total                                                                                             2,001   100.0% 100.0%
                                                                                                      ==========================

Number of Countries  = 25
Number of Lessees  =42
Number of aircraft subject to Lease  =61
Number of aircraft off-lease  =1
Number of Aircraft = 61
Number of Engines =1
----------------------------
(1) Regions are defined according to MSCI designations
(2) Currently AOG but subject to a Letter of Intent

                                                                      APPENDIX B
MORGAN STANLEY AIRCRAFT FINANCE

                        Comparison of Actual Cash Flows
                           versus the 1998 Base Case
                           for the First Quarter 2000


                                                              All dollar amounts in                Dollar amounts expressed
                                                              millions of US dollars                    as a percentage
                                                              unless otherwise stated            1998 Base Case Lease Rentals
----------------------------------------------------------------------------------------   -----------------------------------------
                                                          Actual    Basecase    Variance   Actual        Base Case       Variance
----------------------------------------------------------------------------------------   -----------------------------------------
                    CASH COLLECTIONS
 [1]                Lease Rentals                         32.0       32.0            -     100.0%          100.0%            0.0%
 [2]                  - Renegotiated Leases               (0.3)         -         (0.3)     -0.9%            0.0%           -0.9%
 [3]                  - Rental Resets                     (0.6)         -         (0.6)     -1.9%            0.0%           -1.9%
 [4]    S [1]..[3] Contracted Lease Rentals               31.1       32.0         (0.9)     97.2%          100.0%           -2.8%

 [5]                Movement in Current Arrears Balance   (0.3)         -         (0.3)     -0.9%                           -0.9%

                    less Net Stress-related Costs

 [6]                 - Bad debts                          (0.5)                             -1.7%
 [7]                 - Security deposits drawn down        0.5                               1.5%
 [8]                 - Capitalised arrears                   -                               0.0%
 [9]                 - AOG                                (4.2)                            -13.2%
       [10]          - Other Leasing Income                1.0                               3.1%
       [11]          - Repossession                        0.1                               0.3%
[12]    S [6].[11] sub-total                              (3.1)      (1.4)        (1.7)     -9.7%           -4.5%           -5.2%

[13]    [4]+[5]+[12]Net Lease Rentals                     27.7       30.6         (2.9)     86.6%           95.5%           -8.9%
                                                                                     -
[14]                Interest Earned                        0.5        0.4          0.1       1.6%            1.1%            0.5%
[15]                Net Maintenance                       (4.1)         -         (4.1)    -12.8%            0.0%          -12.8%
[16]    S [13][15] Total Cash Collections                 24.1       31.0         (6.9)     75.4%           96.6%          -21.2%
                                                                                     -

                    CASH EXPENSES
                    Aircraft Operating Expenses
[17]                 - Insurance                             -
[18]                 - Re-leasing and other overheads     (0.3)      (1.1)         0.8      -0.8%           -3.5%            2.5%
[19]     [17]+[18]  subtotal                              (0.3)      (1.1)         0.8      -0.8%           -3.5%            2.7%

                    SG&A Expenses
[20]                Aircraft Servicer Fees
                     - Base Fee                           (0.5)
                     - Rent Collected Fee                 (0.3)
                     - Rent Contracted Fee                (0.3)
                     - Incentive Fee                         -
[21]       [20]     sub-total                             (1.1)      (1.4)         0.3      -3.4%           -4.3%            0.8%
[22]                Other Servicer Fees                   (0.5)      (0.8)         0.3      -1.5%           -2.5%            1.0%
[23]     [21]+[22]  subtotal                              (1.6)      (2.2)         0.6      -4.9%           -6.8%            1.9%

[24]     [19]+[23]  Total Cash Expenses                   (1.9)      (3.3)         1.4      -5.7%          -10.3%            4.6%


                    NET CASH COLLECTIONS
[25]       [16]     Total Cash Collections                24.1       31.0         (6.9)     75.4%           96.6%          -21.2%
[26]       [24]     Total Cash Expenses                   (1.9)      (3.3)         1.4      -5.7%          -10.3%            4.6%
[27]                Interest Payments                    (15.6)     (15.5)         (0.1)    -49.1%          -48.5%           -0.6%
[28]                Swap Payments                         (0.5)      (0.8)         0.3      -1.6%           -2.4%            0.8%
[29]                Exceptional Items                        -                       -       0.0%            0.0%            0.0%
[30]    S [25][29] TOTAL                                   6.1       11.4         (5.3)     19.0%           35.4%          -16.4%
                                                       ============================================================================


[31]                PRINCIPAL PAYMENTS

                    subclass A1                              -          -
                    subclass A2                            5.0       10.3         (5.3)    15.7%           32.1%           -16.5%
                    subclass B1                            1.0        1.0            -      3.1%            3.1%             0.0%
                    subclass C1                            0.1        0.1          0.0      0.2%            0.2%             0.0%
                    subclass D1                              -       -
                                                       ---------------------------------------------------------------------------
                   Total                                   6.1       11.4         (5.3)    19.0%           35.4%           -16.4%
                                                       ==========================================================================

                                                                      APPENDIX C
MORGAN STANLEY AIRCRAFT FINANCE

                           Performance to Date versus
                                1998 Basce Case
                        Mar 3, 1998 - February 15, 2000


                                                                                                             Dollar amounts
                                                  All dollar amounts in millions of US dollars        expressed as a percentage
                                                            unless otherwise stated                  1998 Base Case Lease Rentals
------------------------------------------------------------------------------------------------  ----------------------------------

                                                          Actual     Basecase        Variance     Actual     Base Case   Variance
------------------------------------------------------------------------------------------------------------------------------------

                      CASH COLLECTIONS
  [1]                Lease Rentals                         252.9        252.9          -        Actual       Base Case     0.0%
  [2]                  - Renegotiated Leases                (1.6)           -       (1.6)        -0.7%          0.0%      -0.7%
  [3]                  - Rental Resets                      (2.5)           -       (2.7)        -1.0%          0.0%      -1.0%
  [4]      S [1]...[3]  Contracted Lease Rentals           248.8        252.9       (4.3)        98.4%        100.0%      -1.7%

  [5]                Movement in Current Arrears Balance    (3.4)           -       (3.4)        -1.3%                    -1.3%

                     less Net Stress-related Costs

  [6]                 - Bad debts                           (6.2)           -                    -2.4%
  [7]                 - Security deposits drawn down         4.5                                  1.8%
  [8]                 - Capitalised arrears                 (3.5)                                -1.4%
  [9]                 - AOG                                 (9.9)                                -3.9%
  [10]                - Other Leasing Income                 3.8                                  1.5%
  [11]                - Repossession                        (2.2)                                -1.0%
  [12]     S [6]....[11]  sub-total                        (13.1)       (11.4)      (2.1)        -5.4%         -4.5%      -0.9%



  [13]   [4]+[5]+[12]  Net Lease Rentals                   231.9        241.6       (9.6)        91.7%         95.5%      -3.8%


                                                                                       -
 [14]                Interest Earned                         4.3          2.7        1.6          1.7%          1.1%       0.6%
 [15]                Net Maintenance                         5.7            -        5.5          2.3%          0.0%       2.3%
 [16]     S [13]...[15]Total Cash Collections              242.0        244.3       (2.3)        95.7%         96.6%      -0.9%
                                                                                       -

                     CASH EXPENSES
                     Aircraft Operating Expenses
 [17]                 - Insurance                           (0.7)                                -0.3%
 [18]                 - Re-leasing and other overheads      (1.1)                                -0.4%
 [19]      [17]+[18] subtotal                               (1.8)        (8.9)       7.1         -0.7%         -3.5%       2.8%

                     SG&A Expenses


 [20]                Aircraft Servicer Fees
                      - Base Fee                            (4.1)


                      - Rent Collected Fee                  (2.3)
                      - Rent Contracted Fee                 (2.4)
                      - Incentive Fee                       (0.5)
 [21]        [20]    sub-total                              (9.3)       (11.0)       1.7         -3.7%         -4.4%       0.7%
 [22]                Other Servicer Fees                    (5.2)        (6.3)       1.1         -2.1%         -2.5%       0.4%
 [23]      [21]+[22] subtotal                              (14.5)       (17.4)       2.8         -5.8%         -6.9%       1.1%



 [24]       [19]+[23]Total Cash Expenses                  (16.3)        (26.2)       9.9         -6.5%        -10.4%       3.9%


                     NET CASH COLLECTIONS
 [25]        [16]    Total Cash Collections                242.0        244.3       (2.3)        95.7%         96.6%      -0.9%
 [26]        [24]    Total Cash Expenses                   (16.3)       (26.2)       9.9         -6.5%        -10.4%       3.9%
 [27]                Interest Payments                    (119.8)      (124.9)       5.1        -47.4%        -49.4%       2.0%
 [28]                Swap Payments                         (12.4)        (7.0)      (5.4)        -4.9%         -2.8%      -2.1%
 [29]                Exceptional Item                       27.1         27.1          -         10.7%         10.7%       0.0%
 [30]      S [25...[29]TOTAL                               120.6        113.3        7.3         47.6%         44.7%       2.9%

 [31]                PRINCIPAL PAYMENTS

                     subclass A1                               -            -
                     subclass A2                           110.5        103.2        7.3         43.7%         40.8%       2.9%
                     subclass B1                            10.0         10.0       (0.0)         3.9%          3.9%       0.0%
                     subclass C1                             0.1          0.1       (0.0)         0.0%          0.0%       0.0%
                     subclass D1                               -            -
                     Total                                 120.6        113.3        7.3         47.6%         44.7%       2.9%
                     Debt Balances
                     subclass A1                           400.0        400.0
                     subclass A2                           229.5        236.8
                     subclass B1                            90.0         90.0
                     subclass C1                            99.9         99.9
                     subclass D1                           110.0        110.0
                                                         ---------------------
                                                           929.4        936.7


        Coverage Ratios                                                                           1998
                                                                      Actual                     Base Case
-----------------------------------------------------------------------------------------------------------

        Net Cash Collections                                              120.6                   113.2
        Add Back Interest and Swap Payments                               132.2                   132.0
        Add Back Permitted Accruals                                         1.6
  a     Net Cash Collections                                              254.4                   245.2
  b     Swaps                                                              12.4                     7.0


  c     Class A Interest                                                   76.2                    80.9
  d     Class A Minimum                                                    15.2                    22.2
  e     Class B Interest                                                   11.4                    11.9
  f     Class B Minimum                                                    10.0                    10.0
  g     Class C Interest                                                   13.5                    13.5
  h     Class C Minimum                                                     0.0                     0.0
  I     Class D Interest                                                   18.7                    18.7
  j     Class D Minimum                                                       -                       -
  k     Class A Scheduled                                                     -                       -
  l     Class B Scheduled                                                     -                       -
  m     Class C Scheduled                                                   0.1                     0.1
  n     Class D Scheduled                                         -         0.0                       -
  o     Permitted Aircraft Modifications                                    1.6                       -
  p     Class A Supplemental                                               95.3                    81.0
        Total                                                             254.4                   245.2

 [1]    Interest Coverage Ratio
        Class A                                                            2.87                    2.79
        Class B                                                            2.21                    2.01
        Class C                                                            1.83                    1.69
        Class D                                                            1.62                    1.49

 [2]    Debt Coverage Ratio
        Class A                                                            1.62                    1.49
        Class B                                                            1.62                    1.49
        Class C                                                            1.62                    1.49
        Class D                                                            1.62                    1.49

        Loan-to-Value Ratios               1998 Base Case            Actual              1998 Base Case
                                             03-Mar-98              15-Feb-00               15-Feb-00
                                             ---------              ---------               ---------
 [3]    Assumed Portfolio Value            1,115,510,000                                  1,004,954,911
 [4]    Adjusted Portfolio Value                                    952,467,605
        Liquidity Reserve Amount
        Of which - Cash                       25,000,000             25,000,000              25,000,000
                     - Accrued Expenses                               6,089,203                       0
                     - Letters of Credit held 40,000,000             39,638,351              39,638,351
                                              ----------             ----------              ----------
        Subtotal                              65,000,000             70,727,554              64,638,351
        Less Lessee Security Deposits        (20,000,000)           (19,038,351)            (19,038,351)
        Subtotal                              45,000,000             51,689,203              45,600,000
 [5]    Total Asset Value                  1,160,510,000          1,004,156,807           1,050,554,911

        Note Balances as at February 15, 2000
        -------------------------------------
        Class A                              740,000,000    63.8%   629,515,610   62.7%     636,816,388     60.6%
        Class B                              100,000,000    72.4%    90,043,960   71.7%      90,043,960     69.2%
        Class C                              100,000,000    81.0%    99,910,000   81.6%      99,914,956     78.7%
        Class D                              110,000,000    90.5%   110,000,000   92.6%     110,000,000     89.2%
                                             -----------            -----------             -----------
        Total                              1,050,000,000            929,469,570             936,775,304

*1998 Base Case Cash Collections and Cash Expenses have been adjusted for non-delivery of an aircraft.


[1] Interest Coverage Ratio is equal to Net Cash Collections(excl. interest and swap payments) expressed as a ratio of the interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

[2] Debt Service Ratio is equal to Net Cash Collections (excl. interest and swap payments) expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Notes plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

[3] Assumed Portfolio Value represents the Inital Appraised Value of each aircraft in the Portfolio multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

[4] Adjusted Portfolio Value represents the Base Value of each aircraft in the Portfolio as detemined by the most recent Appraisal multipled by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date. The lower of the Assumed Portfolio Value or 105% of the Adjusted Portfolio Value is used to calculate the principal repayment amounts to Noteholders

[5] Total Asset Value is equal to Total Assumed Portfolio Value plus Liquidity Reserve Amount minus Lessee Security Deposits.